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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gander Mountain Company
(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation or organization)	41-1990949 (I.R.S. Employer Identification No.
4567 American Boulevard West, Minneapolis, Minnesota 55437 (Address of principal executive offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

        Securities Act registration statement file number to which this form relates:    333-112494.

        Securities to be registered pursuant to Section 12(b) of the Act:    None

        Securities to be registered pursuant to Section 12(g) of the Act:    Common Stock, $.01 par value

Item 1.    Description of Registrant's Securities to be Registered.

        The "Description of Capital Stock" section included in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-112494), as amended from time to time, which Registration Statement was initially filed with the Securities and Exchange Commission on February 5, 2004, is incorporated herein by reference. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A.

Item 2.    Exhibits.

Exhibit No.	Description	Reference
3.3	Form of Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, File No. 333-112494
3.4	Form of Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-1, File No. 333-112494
4	Specimen of common stock certificate	Incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1, File No. 333-112494

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GANDER MOUNTAIN COMPANY
Date: March 30, 2004	By:	/s/ MARK R. BAKER Mark R. Baker President and Chief Executive Officer

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SIGNATURES